UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2020

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 280 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 8.01    Other Events

Opiant Pharmaceuticals, Inc ("Opiant") has previously announced that it has initiated human use characteristic studies with the drug delivery device that will be used in both the confirmatory pharmacokinetic (“PK”) study of nasal nalmefene, OPNT003 for the treatment of opioid overdose, and the potential commercialization of the product following regulatory approval from the United States Food and Drug Administration (the “FDA”). Opiant has also previously announced that it was planning for a confirmatory PK study of OPNT003 and expected to report top-line data in the first quarter of 2020 and file a New Drug Application for OPNT003 in 2020.

On January 16, 2020, Opiant’s management team participated in a call with the FDA in connection with the PK study for OPNT003. The FDA communicated to Opiant on the call that they were in the process of reviewing certain characteristics of the drug delivery device and that the confirmatory PK study of OPNT003, which Opiant planned to initiate and complete in the first quarter of 2020 using the drug delivery device, be put on hold pending a formal comment letter to be sent by the FDA. At this time, Opiant is not aware of the details of the FDA’s review and is therefore unable to verify whether it will be able to initiate the confirmatory PK study of OPNT003 in the first quarter of 2020. Given this new development, Opiant will not be able to complete the study in the first quarter of 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: January 17, 2020        By:    /s/ David O’Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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